CORPORATE ACCESS NUMBER: 2011806029

Alberta

FILE COPY

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

1180602 ALBERTA INC.
CHANGED ITS NAME TO **SHELLBRIDGE OIL & GAS, INC.** ON 2005/07/13.

REGISTRAR OF CORPORATIONS

Articles Of Amendment

Business Corporations Act
Sections 29 or 177

1. Name of Corporation	2. Corporate Access Number
1180602 ALBERTA INC.	2011806029

3. **Item number 1 of the Articles of the above named corporation are amended in accordance with Section 173(3) of the *Business Corporations Act*.**

Article 1 of the Articles of the Corporation is amended pursuant to Section 173(3) of the *Business Corporations Act* (Alberta) by deleting the name "1180602 Alberta Inc." and substituting therefor the name "Shellbridge Oil & Gas, Inc.".

FILED
July 13, 2005
McCarthy Tétrault LLP
Calgary, Alberta
Per: G. Peale

Mark G. Eade	
Name of Person Authorizing *(please print)*	Signature
Director	July 12, 2005
Title *(please print)*	Date

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 – 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330

REG 3054 (99/01)

192892-364635
CAL_DOCS #1473386

Name Change Alberta Corporation - Registration Statement

Service Request Number: 7516446
Corporate Access Number: 2011806029
Legal Entity Name: 1180602 ALBERTA INC.
French Equivalent Name:
Legal Entity Status: Active

Alberta Corporation Type: Named Alberta Corporation
New Legal Entity Name: SHELLBRIDGE OIL & GAS, INC.
New French Equivalent Name:
Nuans Number: 83930433
Nuans Date: 2005/07/11
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2005/07/07
Share Structure	ELECTRONIC	2005/07/07

Registration Authorized By: MARK G. EADE
SOLICITOR